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                                                                 Exhibit 23






                          CONSENT OF GRANT THORNTON LLP



We have issued our report dated November 6, 1997 accompanying the consolidated financial statements of Resource America, Inc. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended September 30, 1997 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



                                                  /s/ Grant Thornton LLP
                                                  --------------------------
                                                  GRANT THORNTON LLP




Cleveland, Ohio
December 18, 1997